UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2006 (December 15, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont 05654
(Address of principal executive offices)                    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On December 15, 2006, Rock of Ages Canada, Inc., a wholly owned subsidiary of Rock of Ages Corporation, concluded negotiations and entered into a new collective bargaining agreement with the United Steelworkers union representing substantially all of the production workforce in its granite quarry and manufacturing plant located in Stanstead Quebec. The agreement will cover approximately sixty workers, and is for a term of approximately three years, commencing December 15, 2006 and expiring on October 31, 2009.

Pursuant to the agreement, wages for workers will increase approximately 3.5% over the term of the agreement. The parties also agreed to certain changes in vacation scheduling, minor increases in co-pay amounts for life insurance coverage and prescription drug benefits and certain other changes. None of the changes in the contract are deemed by the Company to be material to the Company's operations.

ROCK OF AGES CORPORATION

 FORM 8-K

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: December 18, 2006	By: /s/ Michael B. Tule Michael B. Tule Senior Vice President/General Counsel